EXHIBIT  11

                         TYLERSTONE VENTURES CORPORATION

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


     From the date of inception to August 31, 2004, the Company has 2,120,000 shares outstanding.


          Accumulated  loss  as  at  August  31,  2004               $  120,029
                                                                        =======

          Loss  per  share                                           $   0.0566
                                                                       ========


     Since  August  31,  2004,  the  Company  has  issued  no  shares.